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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Xplore Technologies Corp.

        We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 (File No. 333-161890) and the Registration Statement on Form S-8 (File No. 333-164741) of Xplore Technologies Corp. of our report dated June 2, 2010, related to the consolidated balance sheets of Xplore Technologies Corp. and subsidiary as of March 31, 2010 and 2009 and the related consolidated statements of loss, stockholders' deficit, and cash flows for the years then ended, which report appears in the Annual Report on Form 10-K of Xplore Technologies Corp. for the year ended March 31, 2010.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP

Austin, TX
June 2, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm